Exhibit 99.1

November 29, 2019

To:   All Canadian Securities Regulatory Authorities

cc:    Toronto Stock Exchange (via SEDAR)

         New York Stock Exchange, Inc. (via NYSE Listing Manager)

         The Canadian Depository for Securities Ltd. (via Transfer Agent)

Re:    Encana Corporation

Notice of Special Meeting of Shareholders and Holders of Incentive Awards (collectively “Securityholders”) and Notice of Record Date

We advise the following with respect to the upcoming Special Meeting of Securityholders of Encana Corporation:

Meeting Type	Special
Securities Entitled to Receive Notice of & Vote at the Meeting	Common Shares and Incentive Awards
CUSIP Number	292505 104
ISIN Number	CA292505 104 7
Record Date for Notice & Voting	December 9, 2019
Beneficial Ownership Determination Date	December 9, 2019
Meeting Date	January 14, 2020
Meeting Location	Calgary, Alberta
Issuer sending proxy related materials directly to NOBO	No
Issuer paying for delivery to OBO	Yes

Notice and Access (NAA) Requirements:
NAA for Beneficial Holders	No
NAA for Registered Holders	No

Per:	“Dawna I. Gibb”
Dawna I. Gibb, Assistant Corporate Secretary

Encana Corporation
Suite 4400, 500 Centre Street SE
PO Box 2850
Calgary, Alberta
Canada T2P 2S5

t 403.645.2000
f 403.645.3400
www.encana.com